As filed with the Securities and Exchange Commission on April 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ASP ISOTOPES INC.
(Exact name of registrant as specified in its charter)

Delaware	87-2618235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Pennsylvania Avenue NW

South Building, Suite 900

Washington, D.C. 20004

(Address of Principal Executive Offices) (Zip Code)

___________________

ASP ISOTOPES INC. 2022 EQUITY INCENTIVE PLAN

(Full title of the plan)

___________________

Paul E. Mann

Executive Chairman and Chief Executive Officer

ASP Isotopes Inc.

601 Pennsylvania Avenue NW

South Building, Suite 900

Washington, D.C. 20004

(Name and address of agent for service)

(202) 756-2245

(Telephone number, including area code, of agent for service)

Copy to:

Donald G. Ainscow, Esq.

Blank Rome LLP

200 Crescent Court, Suite 1000

Dallas, TX 75201

Tel: (972) 850-1450

Fax: (972) 850-1451

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Explanatory Note

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), ASP Isotopes Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the ASP Isotopes Inc. 2022 Equity Incentive Plan (the “2022 Plan”).  The number of shares of Common Stock available for issuance under the 2022 Plan is 5,000,000 shares of Common Stock, subject to an annual increase on January 1 of each year beginning in 2023 for a period of ten (10) years, in an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (ii) such number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”).  This Registration Statement registers an aggregate of 3,603,403 additional shares of Common Stock available for issuance under the 2022 Plan as a result of the Evergreen Provision, which shares were automatically made so available on the first day of 2025, representing 5% of the total number of shares of Common Stock outstanding on December 31, 2024.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 10,646,164 shares of Common Stock registered for issuance under the 2022 Plan pursuant to the Registration Statement on Form S-8 (File No. 333-268421) filed on November 16, 2022 (which registered 5,000,000 shares of Common Stock initially available for future grants under the 2022 Plan, and an additional 3,200,000 shares of Common Stock anticipated to become available for issuance under the 2022 Plan pursuant to the Evergreen Provision) and Registration Statement on Form S-8 (File No. 333-280157) filed on June 12, 2024 (which registered 2,446,164 shares of Common Stock available for issuance under the 2022 Plan as a result of the Evergreen Provision on January 1, 2024).  The information contained in the Company’s Registration Statements on Form S-8 (File Nos. 333-268421 and 333-280157) is hereby incorporated by reference pursuant to General Instruction E. Any items in the Company’s Registration Statements on Form S-8 (File Nos. 333-268421 and 333-280157) not expressly changed hereby shall be as set forth in the Company’s Registration Statements on Form S-8 (File Nos. 333-268421 and 333-280157).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

(b)

the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders filed on October 21, 2024 that are incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

(c)

the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

The Registrant is not incorporating by reference any information or document, or portion thereof, whether specifically listed above or to be filed in the future, that is furnished to, and is not deemed “filed” with, the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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 Item 8. Exhibits.

(a)   Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Filed Herewith	Form	Filing Date.	Exhibit	File No.
5.1	Opinion of Blank Rome LLP	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page)	X
99.1	ASP Isotopes Inc. 2022 Equity Incentive Plan and forms of award agreement thereunder		S-1/A	10/11/2022	10.2	333-267392
107	Filing Fee Table	X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on April 8, 2025.

ASP ISOTOPES INC.

By	/s/ Paul E. Mann
Paul E. Mann Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that that each person whose signature appears below constitutes and appoints Paul E. Mann and Heather Kiessling, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as such person might or could do in person, hereby approving, ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Mann	Executive Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2025
Paul E. Mann

/s/ Heather Kiessling	Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2025
Heather Kiessling

/s/ Michael Gorley, Ph.D.	Director	April 8, 2025
Michael Gorley, Ph.D.

/s/ Duncan Moore, Ph.D.	Director	April 8, 2025
Duncan Moore, Ph.D.

/s/ Robert Ryan	Director	April 8, 2025
Robert Ryan

/s/ Hendrik Strydom, Ph.D.	Director	April 8, 2025
Hendrik Strydom, Ph.D.

/s/ Todd Wider, M.D.	Director	April 8, 2025
Todd Wider, M.D.

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